Exhibit 32 .2

Certification Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. ss. 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Imagenetix, Inc., a Nevada corporation (the "Company"), hereby certifies that:

To my knowledge, the Annual Report on Form 10-K/A of the Company for the year ended March 31, 2010 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 20, 2011	/s/LOWELL W. GIFFHORN
Lowell W. Giffhorn
Chief Financial Officer

EX-4